FOR IMMEDIATE RELEASE	CONTACT: Brian Finnegan
October 29, 2019	(212) 441-6877

FEDERAL HOME LOAN BANK OF NEW YORK
ANNOUNCES THIRD QUARTER 2019 OPERATING HIGHLIGHTS

New York, NY – The Federal Home Loan Bank of New York (“FHLBNY”) today released its unaudited financial highlights for the quarter ended September 30, 2019.

“Despite a challenging and often volatile operating environment, the Federal Home Loan Bank of New York has continued to consistently and reliably meet the needs of our members through the first nine months of 2019, reflecting the strength and stability of our franchise” said José R. González, president and CEO of the FHLBNY.

Highlights from the third quarter of 2019 include:

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Net income for the quarter was $101.4 million, a decrease of $55.0 million, or 35.2 percent, from net income of $156.4 million for the third quarter of 2018. This decrease was driven primarily by lower market interest rates, less favorable funding conditions, and lower spreads on advances due to the FHLBNY’s decision to reduce advances prices in 2019. Return on average equity (“ROE”) for the quarter was 5.75 percent (annualized), compared to ROE of 7.94 percent for the third quarter of 2018.

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As of September 30, 2019, total assets were $141.1 billion, a decrease of $3.3 billion, or 2.3 percent, from total assets of $144.4 billion at December 31, 2018.  This decrease in total assets was driven by lower balances of advances during the period, offset to some extent by higher liquidity investments.  As of September 30, 2019, advances were $94.30 billion, a decrease of $10.9 billion, or 10.4 percent, from $105.2 billion at December 31, 2018.

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As of September 30, 2019, total capital was $7.2 billion, a decrease of $0.5 billion from total capital of $7.7 billion at December 31, 2018.  The FHLBNY’s retained earnings increased during the quarter by $63.5 million to $1.8 billion as of September 30, 2019, of which $1.1 billion was unrestricted retained earnings and $0.7 billion was restricted retained earnings.  At September 30, 2019, the FHLBNY met its regulatory capital ratios and liquidity requirements.

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The FHLBNY allocated $11.3 million from its third quarter 2019 earnings for its Affordable Housing Program.

The FHLBNY currently expects to file its Form 10-Q for the third quarter of 2019 with the U.S. Securities and Exchange Commission by November 7, 2019.

Federal Home Loan Bank of New York
The Federal Home Loan Bank of New York is a Congressionally chartered, wholesale Bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 11 regional, stockholder-owned banks. As of September 30, 2019, the FHLBNY serves 327 financial institutions in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. The Federal Home Loan Banks support the efforts of local members to help provide financing for America’s homebuyers.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.